As filed with the Securities and Exchange Commission on August 10, 2004

Post–effective Amendment No. 2 Registration No. 333-111402

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SSP SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0757190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17861 CARTWRIGHT ROAD

IRVINE, California 92614

(949) 851-1085

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

KRIS SHAH

President

SSP Solutions, Inc.

17861 Cartwright Road

Irvine, California 92614

(949) 851-1085

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

W. Michael Hutchings, Esq.

Gray Cary Ware & Freidenrich LLP

701 Fifth Avenue, Suite 7000

Seattle, Washington 98104

(206) 839-4800

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S–3 (File No. 333-111402) (the “Registration Statement”) of SSP Solutions, Inc. (the “Company”) pertaining to 44,841,550 shares of the Company’s common stock. The Company, SAFLINK Corporation (“SAFLINK”) and Spartan Acquisition Corporation (“Merger Sub”), a wholly-owned subsidiary of SAFLINK, entered into an Agreement and Plan of Merger and Reorganization, dated as of March 22, 2004, as amended on June 18, 2004, pursuant to which Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of SAFLINK (the “Merger”). The Merger became effective on August 6, 2004, following filing of a Certificate of Merger with the Secretary of State of the State of Delaware.

In connection with the Merger, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on August 10, 2004.

SSP SOLUTIONS, INC.

By:	/s/ Kris Shah
Kris Shah President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Glenn L. Argenbright Glenn L. Argenbright	Chief Executive Officer (Principal Executive Officer), Director	August 10, 2004

/s/ Kris Shah Kris Shah	President	August 10, 2004

/s/ Jon C. Engman Jon C. Engman	Secretary and Treasurer (Principal Accounting and Principal Financial Officer), Director	August 10, 2004